Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in (a) the Registration Statements (Form S-8 No. 333-152746, Form S-8 No. 333-135222, Form S-8 No. 333-85657, Form S-8 No. 33-57131, Form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Retirement Savings Plan, formerly known as the Moog Inc. Savings and Stock Ownership Plan, (b) the Registration Statement (Form S-8 No. 333-73439) pertaining to the Moog Inc. 1998 Stock Option Plan, (c) the Registration Statements (Form S-3 No. 333-138406, Form S-3 No. 333-131801) of Moog Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8 No. 333-111107) pertaining to the Moog Inc. 2003 Stock Option Plan and (e) the Registration Statement (Form S-8 No. 333-149748) pertaining to the Moog Inc. 2008 Stock Appreciation Rights Plan, of our reports dated November 14, 2008 with respect to the consolidated financial statements and financial statement schedule of Moog Inc. and the effectiveness of internal control over financial reporting of Moog Inc., included in this Annual Report (Form 10-K) for the year ended September 27, 2008.

/s/ Ernst & Young LLP
Buffalo, New York
November 24, 2008